EX-16.1
                        Resignation of AJ. Robbins, P.C.


March 7, 2002

AJ. Robbins, P.C.
Certified Public Accountants
3033 E. 1st Ave., #201
Denver, CO 80206
Telephone: (303) 321-1281
Fax: (303) 321-1288

S.D.E. Holdings 2, Inc.
Scott A. Deitler
7609 Ralston Road, Arvada, CO 80002
Telephone:(303) 422-8127

Dear Mr. Deitler:

This is to confirm that the client-auditor relationship between S.D.E. Holding 2, Inc. (Commission File Number 000-30129) and AJ. Robbins, P.C. has ceased as of March 2, 2002.

Sincerely,

/s/AJ. Robbins, P.C.
-----------------------------------
   AJ. Robbins, P.C.

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission